UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     December 31, 2010

     EMERGING CTA PORTFOLIO L.P.

(Exact name of registrant as specified in its charter)

New York	000-53211	04-3768983
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

c/o Ceres Managed Futures LLC
522 Fifth Avenue - 14th Floor
New York, New York 10036
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                                                                                      (212) 296-1999

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

Ceres Managed Futures LLC, the general partner of the Registrant, and the Registrant have entered into an amended and restated management agreement dated as of December 31, 2010 (the “Management Agreement”) with Cirrus Capital Management LLC (the “Advisor”), a Texas limited liability company, pursuant to which the Advisor shall manage the portion of the Registrant’s assets allocated to it.

Pursuant to the Management Agreement, the Registrant pays the Advisor a monthly management fee equal to 2% per year of the month-end net assets allocated to the Advisor.  The Advisor also receives a quarterly incentive fee equal to 20% of new trading profits (as defined in the attached Management Agreement) earned by the Advisor in each calendar quarter.

The Management Agreement expires on June 30th of each year and may be renewed by the general partner, in its sole discretion, for additional one-year periods upon notice to the Advisor not less than 30 days prior to the expiration of the previous period.

The Management Agreement is filed herewith as Exhibit 10.15.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibit is filed herewith.

Exhibit No.	Description
10.15	Amended and Restated Management Agreement dated December 31, 2010 by and among the Registrant, Ceres Managed Futures LLC and Cirrus Capital Management LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING CTA PORTFOLIO L.P.

By: Ceres Managed Futures LLC, General Partner

By:  /s/ Walter Davis
             Walter Davis
             President and Director

By:  /s/ Jennifer Magro
             Jennifer Magro
             Chief Financial Officer and
             Director

Date:  January 3, 2011